UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

FiEE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37649	04-2621506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3-33, 2-chome Utajima, Nishiyodogawa District, Osaka, Japan

(Address of principal executive offices, including zip code)

+81 6 7509 3700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	FIEE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2026, the Board of Directors (the “Board”) of FiEE, Inc. (the “Company”) appointed Angel Colon to the Board, effective as of September 30, 2026, to fill the vacancy created by the previously announced resignation of David Natan, which is effective as of September 30, 2026. Mr. Colon will serve as a director for a term expiring at the next annual meeting of stockholders or until his successor has been duly elected and qualified. In connection with his appointment, the Board also appointed Mr. Colon, effective as of September 30, 2026, to serve as chairperson of the Audit Committee of the Board (the “Audit Committee”) and as a member of the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”) and the Compensation Committee of the Board (the “Compensation Committee”), in each case filling the vacancies created by Mr. Natan’s resignation.

The Board has determined that Mr. Colon is independent within the meaning of applicable rules of the U.S. Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market (“Nasdaq”), including the independence standards applicable to members of the Audit Committee under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Board has further determined that Mr. Colon qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Board has further determined that Mr. Colon meets the enhanced independence requirements for compensation committee members under the rules of the SEC and Nasdaq.

Mr. Colon, age 52, has served as Managing Director of NY Capital Management Group, LLC and Turing Funds, LLC since 2017, providing financial consulting, investment management and portfolio fund services to high net worth individuals, businesses and institutions. From 2019 to 2025, he served as Managing Director of Entoro Capital LLC and Entoro Securities, LLC, where he oversaw financial management, client relations, regulatory compliance and risk assessment in connection with capital raising, mergers and acquisitions advisory, and digital securities. From 2018 to 2021, Mr. Colon served as a financial advisor and consultant to Andean Farm and Pharma Corp. and Bronson Resource Limited. Previously, he served as a financial advisor at Cuttone & Co., LLC, Tribal Capital Markets, LLC and Bonwick Capital Partners, LLC, and as a capital markets associate at TriPoint Global Equities, LLC. Mr. Colon currently serves as an Independent Director of Sentage Holdings Inc. (Nasdaq: SNTG), Horizon Space Acquisition I Corp. (OTCMKTS: HSPO) and Netclass Technology Inc (Nasdaq: NTCL), and previously served as an Independent Director of Albert Origin Acquisition Corp. from 2025 to 2026. Mr. Colon received a Bachelor of Science in International Business from St. John Fisher University in 1996.

In connection with his appointment to the Board, the Board approved, upon the recommendation of the Compensation Committee, a cash fee of $12,500 per quarter, payable quarterly, for Mr. Colon’s service as a director, which shall be reduced pro rata if Mr. Colon serves on the Board for less than a full quarter.

There are no arrangements or understandings between Mr. Colon and any other person pursuant to which he was selected as a director of the Company. There are no transactions in which Mr. Colon or any immediate family members of Mr. Colon have an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIEE, INC.

Date: October 2, 2026	By:	/s/ Li Wai Chung
Li Wai Chung
Chief Executive Officer and President

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